UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2006
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission	(IRS Employer
File Number)	Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02. ELECTION OF DIRECTOR.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Exhibit List
EXHIBIT 10.01
EXHIBIT 10.02

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 13, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the Silicon Image, Inc. Sales Incentive Plan for Vice President of Worldwide Sales for Fiscal Year 2006. On February 14, 2006, the Compensation Committee approved the Silicon Image, Inc. Bonus Plan for Fiscal Year 2006. A summary of the respective plans follows.
     Silicon Image, Inc. Bonus Plan for Fiscal Year 2006
     The Silicon Image, Inc. Bonus Plan for Fiscal Year 2006 (the “Bonus Plan”) provides incentives to certain executive and non-executive employees to assist the Registrant in achieving revenue and net income targets for the fiscal year ending December 31, 2006. A copy of the Bonus Plan is filed herewith as Exhibit 10.01.
     Under the Bonus Plan, the Registrant’s employees, including its executive officers, but excluding the employees of the Registrant who are entitled to participate in any business development incentive plan or sales incentive plan of the Registrant and employees hired after September 30, 2006, are eligible for annual cash bonus awards (“Awards”).
     The Registrant will establish cash bonus pools for executive participants and non-executive participants if either (i) the Registrant’s actual revenue for fiscal year 2006 equals or exceeds 95% of the planned revenue for the fiscal year, or (ii) the Registrant’s actual net income (calculated as provided in the Plan) for fiscal year 2006 equals or exceeds 95% of the planned net income, calculated on the same basis, for the fiscal year. The amounts of the respective cash bonus pools will be a function of the extent to which the Registrant’s actual revenue equals or exceeds 95% of the planned revenue and/or the Registrant’s actual net income (calculated as provided in the Plan) equals or exceeds 95% of the planned net income, calculated on the same basis, as applicable.
     The amounts of Awards, if any, allocable to individual executive employees will be determined by the Committee in its sole discretion. The amounts of Awards, if any, allocable to individual non-executive employees will be determined by the Registrant’s management and submitted to the Committee for approval. The amounts of individual Awards may be less than, equal to or greater than target bonus levels for the individual’s employee level.
     The Registrant’s Board or the Committee may amend the Bonus Plan at any time prior to payment of Awards under the Bonus Plan.
     Silicon Image, Inc. Sales Incentive Plan for Vice President of Worldwide Sales for Fiscal Year 2006
     The Silicon Image, Inc. Sales Incentive Plan for Vice President of Worldwide Sales for Fiscal Year 2006 (the “Sales Incentive Plan”) provides incentives to the Registrant’s Vice President of Worldwide Sales to assist the Registrant in achieving revenue targets for the fiscal year ending December 31, 2006. Pursuant to the sales incentive plan, Rob Valiton, the Registrant’s current Vice President of Worldwide Sales, will receive a cash incentive payment based on the Registrant’s percentage of achievement of planned revenue for the fiscal year. A copy of the Sales Incentive Plan is filed herewith as Exhibit 10.02.
     The foregoing is a summary of the Bonus Plan and Sales Incentive Plan and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Bonus Plan and Sales Incentive Plan, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 5.02.     ELECTION OF DIRECTOR.
     (d) On February 14, 2006, the Board elected John Hodge as a new member of the Board effective as of such date. Mr. Hodge was designated as a Class II director and will stand for re-election at the 2007 Annual Meeting of Stockholders. Mr. Hodge has not been named to serve on any committee of the Board. Upon his election to the Board, Mr. Hodge was granted a stock option to purchase 40,000 shares of the Registrant’s Common Stock under the Registrant’s 1999 Equity Incentive Plan and is eligible to receive certain annual compensation pursuant to the Registrant’s Director Compensation Plan as described in the Registrant’s Current Report on Form 8-K filed on April 11, 2005.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit No.	Exhibit Title

10.01	Silicon Image, Inc. Bonus Plan for Fiscal Year 2006

10.02	Silicon Image, Inc. Sales Incentive Plan for Vice President of Worldwide Sales for Fiscal Year 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006	SILICON IMAGE, INC.
	By:	/s/ Patrick Reutens
Patrick Reutens
Chief Legal Officer

Exhibit List

Exhibit No.	Exhibit Title

10.01	Silicon Image, Inc. Bonus Plan for Fiscal Year 2006

10.02	Silicon Image, Inc. Sales Incentive Plan for Vice President of Worldwide Sales for Fiscal Year 2006